Exhibit 99.1

For Immediate Release

October 29, 2025

Continuing Strong Momentum and Growth in Margin, Core Deposits and Loan Demand Drives 28% Increase in Net Income. Asset Quality Remains Pristine.

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $5.4 million for the quarter ended September 30, 2025 compared to $4.2 million for the quarter ended September 30, 2024, an increase of $1.2 million or 27.6%.  Diluted earnings per common share were $0.38 for the quarter ended September 30, 2025 compared to $0.30 for the quarter ended September 30, 2024, an increase of 26.7%.

Selected Highlights

●	Earnings Accelerating – Net income of $5.4 million for the quarter ended September 30, 2025 represents a 23.4% annualized increase over the $5.1 million net income reported for the quarter ended June 30, 2025. Diluted earnings per common share were $0.38 for the quarter ended September 30, 2025 and represented a 22.0% annualized increase over the $0.36 diluted earnings per common share reported for the quarter ended June 30, 2025.
●	Continued Margin Expansion – The tax-equivalent net interest margin (Non-GAAP) expanded for the sixth consecutive quarter to 2.73% compared to 2.70% for the second quarter of 2025 and 2.30% for the third quarter of 2024. Refer to “Explanation of Non-GAAP Financial Measures,” the “Reconciliation of Certain Non-GAAP Financial Measures” table and the “Average Balance Sheets, Interest and Rates” tables for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.
●	Significant Increase in Net Interest Income – For the three months ended September 30, 2025, the Company reported net interest income of $15.6 million, a $0.7 million or 17.9% annualized increase over the previous quarter and a $2.4 million or 18.6% increase over the prior year quarter.
●	Strong Core Deposit Growth and Loan Demand – Total deposits increased $71.9 million or 15.0% annualized during the most recent quarter. Wholesale funding sources decreased $16.5 million during the third quarter. Loans, net of unearned income, increased $21.2 million or 4.4% annualized during the most recent quarter. During the nine months ended September 30, 2025, the Company recorded $327.3 million in new loan commitments, a 22.4% improvement on the $267.5 million of new loan commitments recorded during the nine months ended September 30, 2024. The current year’s new loan commitment production represents the highest level since 2022. New commitments represent loans closed, but not necessarily fully funded as of the end of the respective reporting period.
●	Outstanding Asset Quality – As of September 30, 2025 the Company had no loans greater than 30 days past due, no non-accrual loans and no other real estate owned assets. The Company recorded no net charge-offs during the third quarter of 2025 and there were no loans classified as substandard as of September 30, 2025.
●	Robust Capitalization – Each of the Bank’s regulatory capital ratios remained well in excess of the regulatory well-capitalized thresholds as of September 30, 2025. During the quarter ended September 30, 2025, the Company repurchased 15,660 shares of its common stock at weighted average price of $18.74.
●	Growing Book Value per Share – Book value per share increased from $17.07 as of September 30, 2024 to $18.27 as of September 30, 2025, a 7.0% increase. Including the $0.30 per share cash dividend declared on April 22, 2025 and paid on July 7, 2025, the annual book value return was 8.8%.

Chris Bergstrom, President and Chief Executive Officer, commented, “The Company is on track to produce a significant increase in loan commitments in 2025.  These commitments continue to convert into loan balances.  Our year-to-date gross loan production is 34% ahead of last year.  Rigorous underwriting and prudent growth take precedence over growth for growth’s sake.  During the third quarter, we increased the volume and quality of our funding.  We believe that additional Federal Open Market Committee rate reductions and a continuing normalization of the yield curve could enhance our performance trend by increasing loan demand, lowering the cost of funds and further improving net interest margin and profitability.  John Marshall has the capital, liquidity, market opportunity and team to support growth and, we believe, increasing shareholder value.  The strength and preparedness of our balance sheet enabled us to increase earnings 28% this quarter.  We believe having an unfettered balance sheet allows us to focus on organic growth, consider mergers and acquisitions, as appropriate, and drive increased growth and returns.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.32 billion at September 30, 2025, $2.23 billion at December 31, 2024, and $2.27 billion at September 30, 2024.  Total assets have increased $89.6 million or 4.0% and $50.2 million or 2.2% since December 31, 2024 and September 30, 2024, respectively.

Total loans, net of unearned income, were $1.94 billion at September 30, 2025, $1.87 billion at December 31, 2024, and $1.84 billion at September 30, 2024.  Total loans, net of unearned income have increased $65.9 million or 4.7% annualized since December 31, 2024 and $95.5 million or 5.2% since September 30, 2024. Total loans, net of unearned income, increased $21.2 million or 1.1% to $1.94 billion at September 30, 2025, compared to $1.92 billion at June 30, 2025. The increase in loans from June 30, 2025, was primarily attributable to growth in residential mortgage loans, commercial owner-occupied real estate loans, and construction & development loans. All other portfolios remained relatively unchanged during the most recent quarter. Refer to the Loan, Deposit and Borrowing Detail table for further information.

The carrying value of the Company’s fixed income securities portfolio was $205.7 million at September 30, 2025, $222.3 million at December 31, 2024 and $237.5 million at September 30, 2024. The decrease in carrying value of the Company’s fixed income securities portfolio since September 30, 2024 was primarily attributable to maturities and the amortization of the portfolio.  As of September 30, 2025, 95.1% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At September 30, 2025, 65.1% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow. At September 30, 2025, the fixed income portfolio had an estimated weighted average life of 4.1 years. The available-for-sale portfolio comprised approximately 59% of the fixed income securities portfolio and had a weighted average life of 3.1 years at September 30, 2025. The held-to-maturity portfolio comprised approximately 41% of the fixed income securities portfolio and had a weighted average life of 5.4 years at September 30, 2025.

The Company’s balance sheet remains highly liquid. The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $826.7 million as of September 30, 2025 compared to $755.6 million as of June 30, 2025 and represented 35.6% and 33.3% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at September 30, 2025.

Total deposits were $1.97 billion at September 30, 2025, $1.89 billion at December 31, 2024 and $1.94 billion at September 30, 2024.  During the most recent quarter, total deposits increased $71.9 million or 3.8% when compared to June 30, 2025 primarily due to a 7.2% or $24.3 million increase in money market accounts, a 4.9% or $21.1 million increase in core time deposits, and a 1.9% or $8.3 million increase in non-interest bearing demand deposits.  As further detailed in the tables included in this release, core funding sources have increased $71.9 million, while wholesale funding sources have decreased $16.5 million since June 30, 2025.  As of September 30, 2025, the Company had $682.8 million of deposits that were not insured or not collateralized compared to $714.2 million at September 30, 2024.

Federal Home Loan Bank (“FHLB”) advances were $56.0 million as of September 30, 2025, December 31, 2024 and September 30, 2024. The three FHLB advances have a weighted average fixed interest rate of 3.99%. In addition to outstanding FHLB advances, total borrowings as of September 30, 2025 included subordinated debt totaling $24.9 million. During the most recent quarter, the Company repaid the $16.5 million of federal funds purchased that were outstanding as of June 30, 2025.

Shareholders’ equity increased $16.6 million or 6.8% to $259.7 million at September 30, 2025 compared to $243.1 million at September 30, 2024. Book value per share was $18.27 as of September 30, 2025 compared to $17.07 as of September 30, 2024, an increase of 7.0%. The year-over-year change in book value per share was primarily due to the Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss. This increase was partially offset by cash dividends paid and increased share count from shareholder option exercises and restricted share award issuances. The decrease in accumulated other comprehensive loss was attributable to an increase in the market value of our available-for-sale investment portfolio.

The Bank’s capital ratios remained well above regulatory thresholds for well-capitalized banks. As of September 30, 2025, the Bank’s total risk-based capital ratio was 16.6%, compared to 16.2% at December 31, 2024 and 16.3% at September 30, 2024. As outlined below, the Bank would continue to remain well above regulatory thresholds for well-capitalized banks at September 30, 2025 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized (Non-GAAP).

Bank Regulatory Capital Ratios (As Reported)
	Well-Capitalized Threshold	September 30, 2025	December 31, 2024	September 30, 2024
Total risk-based capital ratio	10.0%	16.6%	16.2%	16.3%
Tier 1 risk-based capital ratio	8.0%	15.5%	15.2%	15.3%
Common equity tier 1 ratio	6.5%	15.5%	15.2%	15.3%
Leverage ratio	5.0%	12.7%	12.4%	11.9%

Adjusted Bank Regulatory Capital Ratios (Hypothetical Scenario of Selling All Bonds at Fair Market Value - Non-GAAP)
	Well-Capitalized Threshold	September 30, 2025	December 31, 2024	September 30, 2024
Adjusted total risk-based capital ratio	10.0%	16.0%	15.3%	15.6%
Adjusted tier 1 risk-based capital ratio	8.0%	14.9%	14.2%	14.5%
Adjusted common equity tier 1 ratio	6.5%	14.9%	14.2%	14.5%
Adjusted leverage ratio	5.0%	12.0%	11.5%	11.2%

The Company recorded no charge-offs during the nine months ended September 30, 2025.  As of September 30, 2025, the Company had no loans greater than 30 days past due, no non-accrual loans and no other real estate owned assets.

At September 30, 2025, the allowance for loan credit losses was $19.7 million or 1.02% of outstanding loans, net of unearned income, compared to $19.3 million or 1.01% of outstanding loans, net of unearned income, at June 30, 2025. An increase in the allowance for loan credit losses during the most recent quarter is attributable to the growth in the loan portfolio combined with the impact of updated economic forecasts used in the allowance estimate.

At September 30, 2025, the allowance for credit losses on unfunded loan commitments was $1.1 million compared to $1.2 million at June 30, 2025.

The Company did not have an allowance for credit losses on held-to-maturity securities as of September 30, 2025 or June 30, 2025.  As of September 30, 2025, 93.3% of our held-to-maturity portfolio carried the implied guarantee of the United States government or one of its agencies.

The Company believes its owner occupied and non-owner occupied CRE portfolios continue to be of sound credit quality. The following table demonstrates their strong debt-service-coverage and loan-to-value ratios as of September 30, 2025.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	49.1%	3.2	x	55	$69,065	49.2%	2.2	x	47	$119,888
Office	57.7%	3.6	x	137	87,445	45.9%	1.9	x	56	99,726
Retail	59.4%	2.8	x	43	77,817	50.2%	1.8	x	143	449,123
Church	25.8%	2.6	x	17	26,774	71.6%	1.0	x	2	5,658
Hotel/Motel	- -	- -		- -	- -	51.6%	1.5	x	11	80,504
Other(4)	36.4%	3.4	x	38	66,168	45.0%	2.2	x	7	15,506
Total				290	$327,269				266	$770,405

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of September 30, 2025.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

The following charts provide geographic detail and stated maturity summaries for the Company’s non-owner occupied office portfolio as of September 30, 2025:

Non-owner occupied office: Geography
Geography	Commitment (in 000s)	Percentage
Virginia	$69,942	67.6%
Maryland	27,368	26.4%
DC	5,833	5.6%
Other	438	0.4%
Total	$103,581	100.0%

Non-owner occupied office: Maturity
Maturity Year	Commitment (in 000s)	Percentage
2025	$4,338	4.2%
2026	5,804	5.6%
2027	1,387	1.3%
2028	14,361	13.9%
2029+	77,691	75.0%
Total	$103,581	100.0%

Income Statement Review

Quarterly Results

The Company reported net income of $5.4 million for the third quarter of 2025, an increase of $1.2 million or 27.6% when compared to $4.2 million for the third quarter of 2024.

For the three months ended September 30, 2025, net interest income increased $2.4 million or 18.6% to $15.6 million compared to $13.2 million for the three months ended September 30, 2024. During the same period, interest income increased $0.5 million or 1.8%, driven by higher interest income on loans, while interest expense declined by $1.9 million or 12.6%, predominantly due to lower interest expense on time deposits, money market accounts and borrowings.

The annualized tax-equivalent net interest margin (Non-GAAP) for the third quarter of 2025 was 2.73% as compared to 2.30% for the same period in 2024. The increase in tax-equivalent net interest margin was primarily due to lower rates on interest-bearing deposits in combination with the increase in average balances and yields of the loan portfolio.

The cost of interest-bearing liabilities was 3.37% for the third quarter of 2025 compared to 3.86% for the same quarter in the prior year driven by 49 basis points decline in rates on interest-bearing deposits. Rates declined across all deposit categories, most notably in NOW accounts, money market, and time deposits, which declined by 59 basis points, 52 basis points, and 41 basis points, respectively. Cost of borrowings declined from 4.88% for the prior year quarter to 4.52% in the most recent quarter, mainly as a result of the payoff of higher cost Bank Term Funding Program borrowings in September 2024, which were partially refinanced with lower cost FHLB advances.  The yield on interest-earning assets was 5.06% for the third quarter of 2025 compared to 4.97% for the same period in 2024 primarily due to 11 basis points increases in both loan and investment securities yields.  Average loans increased $93.8 million between the three months ended September 30, 2025 and the three months ended September 30, 2024, which was primarily attributable to origination volume in the investor real estate, construction and development, and residential mortgage loan portfolios subsequent to September 30, 2024.

The Company recorded a $356 thousand provision for credit losses for the third quarter of 2025 compared to $400 thousand for the third quarter of 2024. The provision for credit losses during the most recent quarter was directly attributable to the growth in the Company’s loan portfolio quarter-over-quarter coupled with the impact of updated economic forecasts used in the quantitative portion of the model. All other credit-related assumptions used in the allowance estimate, including qualitative adjustments, remained relatively consistent compared to the previous quarter.

Non-interest income increased $36 thousand during the third quarter of 2025 compared to the third quarter of 2024. This increase was primarily attributable to a $101 thousand increase in customer swap fee income, partially offset by a $54 thousand reduction in gains recorded on sales of the guaranteed portions of SBA 7(a) loans due to lower sale activity.

Non-interest expense increased $1.0 million or 12.5% during the third quarter of 2025 compared to the third quarter of 2024 primarily as a result of increases in salaries and employee benefits and other expenses. The $796 thousand or 16.3% increase in salaries and employee benefits was primarily related to increases in headcount within the Bank and incentive compensation tied to performance. The headcount increases are investments in the Bank’s future growth. As in the past, management expects these staffing additions will lead to subsequent increases in revenues. Incentive compensation expense accruals can fluctuate significantly from quarter to quarter, based upon the Company’s financial performance and condition measured against, among other evaluation criteria, our strategic plan and budget. Other expenses grew by $221 thousand or 9.3% due to a combination of higher state franchise taxes, marketing expense and general operating expenses. These increases were partially offset by lower occupancy expense, resulting from the negotiation of more favorable rents on three branch locations.

For the three months ended September 30, 2025, annualized non-interest expense to average assets was 1.57% compared to 1.39% for the three months ended September 30, 2024. The increase was primarily due to higher non-interest expense, as described above, when comparing the two periods. For the three months ended September 30, 2025, the efficiency ratio declined to 55.6% compared to 58.3% for the three months ended September 30, 2024. The improvement in the efficiency ratio was due to an 18.0% growth in total revenue, which outpaced a 12.5% increase in non-interest expense over the period.

Return on average assets for the quarter ended September 30, 2025 was 0.94% and return on average equity was 8.31% compared to 0.73% and 7.00%, respectively, for the third quarter of 2024.

Year-to-Date Results

The Company reported net income of $15.3 million for the nine months ended September 30, 2025, an increase of $3.0 million or 24.1% when compared to the same period in 2024.

Net interest income for the nine months ended September 30, 2025 increased $7.6 million or 20.7% compared to the same period of 2024.  The annualized net interest margin and tax-equivalent net interest margin (Non-GAAP) for the nine months ended September 30, 2025 were 2.66% and 2.67%, respectively, as compared to 2.20% for the same periods in the prior year. These increases were driven primarily by the decrease in rates of interest-bearing deposits coupled with increases in average balances and yields of the loan portfolio.

The cost of interest-bearing liabilities was 3.41% for the nine months ended September 30, 2025 compared to 3.83% for the nine months ended September 30, 2024. The decrease in the cost of interest-bearing liabilities was primarily due to a 40 basis points decrease in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with a decrease in rates offered on money market, NOW and savings deposit accounts since the third quarter of 2024.  The yield on interest-earning assets was 5.03% for the nine months ended September 30, 2025 compared to 4.88% for the same period in 2024. The increase in yield on interest-earning assets was primarily due to an 18 basis point and a seven basis point increase in yields on the Company’s loans and securities, respectively, as a result of higher prevailing interest rates as assets repriced subsequent to the third quarter of 2024.  Average loans increased $61.4 million between the nine months ended September 30, 2025 and 2024, which was primarily attributable to origination volume in the investor real estate, construction and development, and residential mortgage loan portfolios subsequent to September 30, 2024.

The Company recorded a $1.1 million provision for credit losses for the nine months ended September 30, 2025 compared to a $0.7 million recovery of provision for credit losses for the nine months ended September 30, 2024. The provision for credit losses during the nine months ended September 30, 2025 was primarily a result of changes in the composition and volume of the loan portfolio, updated economic forecasts used in the quantitative portion of the model and an assessment of management’s considerations of qualitative factors.

Non-interest income decreased $325 thousand or 16.3% during the nine months ended September 30, 2025 compared to the same period of 2024.  The decrease was primarily driven by a $306 thousand decrease on the recorded gain on sale of the government guaranteed portion of the SBA 7(a) loans due to decreased sale activity along with a $53 thousand decrease in insurance commissions. These decreases were partially offset by a $66 thousand increase to the mark-to-market adjustments on the Company’s nonqualified deferred compensation plan and a $37 thousand increase in swap fee income.

Non-interest expense increased $1.7 million or 7.3% during the nine months ended September 30, 2025 compared to the same period in 2024 predominantly due to a $1.4 million or 9.5% increase in salaries and employee benefits, as discussed above in the quarterly results.  Other expenses increased $411 thousand or 5.8% for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.  Increases were primarily in data processing, state franchise tax and other general operating expenses. Furniture and equipment expenses increased $57 thousand or 6.3% for the nine months ended September 30, 2025 compared to the same period in 2024. The increase was due to investment and maintenance in technology. These increases were partially offset by a decrease in the Company’s occupancy expense, which declined by $125 thousand or 9.3% for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024, as a result of the negotiation of more favorable rents on three branch locations.

For the nine months ended September 30, 2025, annualized non-interest expense to average assets was 1.52% compared to 1.41% for the nine months ended September 30, 2024. The increase was primarily due to higher non-interest expenses combined with lower average assets when comparing the two periods.

For the nine months ended September 30, 2025, the efficiency ratio was 55.3% compared to 61.2% for the nine months ended September 30, 2024. The improvement in the efficiency ratio was due to an 18.8% growth in total revenue, which outpaced a 7.3% increase in non-interest expense over the period.

Return on average assets for the nine months ended September 30, 2025 was 0.91% and return on average equity was 8.05% compared to 0.73% and 6.97%, respectively, for the nine months ended September 30, 2024.

Explanation of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with GAAP. Management believes that the supplemental Non-GAAP information provides a better comparison of period-to-period operating performance and unrealized losses in the Company’s bond portfolio on the Bank’s regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	Tax-equivalent net interest margin reflects adjustments for differences in tax treatment of interest income sources; and
●	Adjusted Bank regulatory capital ratios in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized.

These disclosures should not be viewed as a substitute for, or more important than, financial results in accordance with GAAP, nor are they necessarily comparable to Non-GAAP performance measures which may be presented by other companies. Please refer to the “Reconciliation of Certain Non-GAAP Financial Measures” table and “Average Balance Sheets, Interest and Rates” tables for the respective periods for a reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington, D.C. Metropolitan area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated relationship managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including charter and private schools, government contractors, health services, nonprofits and associations, professional services, property management companies and title companies. Learn more at  www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including the ongoing shutdown of the U.S. Government and potential reductions in spending by the U.S. Government and related reductions in the federal workforce; adequacy of our allowance for loan credit losses; allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Nine Months Ended
		September 30				September 30
	2025		2024		2025		2024
Selected Balance Sheet Data
Cash and cash equivalents		$163,645		$177,227		$163,645		$177,227
Total investment securities		216,119		247,840		216,119		247,840
Loans, net of unearned income		1,938,108		1,842,598		1,938,108		1,842,598
Allowance for loan credit losses		19,714		18,481		19,714		18,481
Total assets		2,324,544		2,274,363		2,324,544		2,274,363
Non-interest bearing demand deposits		446,925		472,422		446,925		472,422
Interest bearing deposits		1,521,903		1,463,728		1,521,903		1,463,728
Total deposits		1,968,828		1,936,150		1,968,828		1,936,150
Federal Home Loan Bank advances		56,000		56,000		56,000		56,000
Shareholders' equity		259,692		243,118		259,692		243,118

Summary Results of Operations
Interest income		$28,945		$28,428		$84,092		$82,138
Interest expense		13,345		15,272		39,470		45,158
Net interest income		15,600		13,156		44,622		36,980
Provision for (recovery of) credit losses		356		400		1,064		(667)
Net interest income after provision for (recovery of) credit losses		15,244		12,756		43,558		37,647
Non-interest income		653		617		1,665		1,990
Non-interest expense		9,034		8,031		25,594		23,863
Income before income taxes		6,863		5,342		19,629		15,774
Net income		5,404		4,235		15,317		12,344

Per Share Data and Shares Outstanding
Earnings per common share - basic		$0.38		$0.30		$1.07		$0.87
Earnings per common share - diluted		$0.38		$0.30		$1.07		$0.87
Book value per share		$18.27		$17.07		$18.27		$17.07
Weighted average common shares (basic)		14,172,953		14,187,691		14,205,357		14,164,060
Weighted average common shares (diluted)		14,172,953		14,214,586		14,211,882		14,198,332
Common shares outstanding at end of period		14,216,781		14,238,677		14,216,781		14,238,677

Performance Ratios
Return on average assets (annualized)		0.94%		0.73%		0.91%		0.73%
Return on average equity (annualized)		8.31%		7.00%		8.05%		6.97%
Net interest margin		2.72%		2.30%		2.66%		2.20%
Tax-equivalent net interest margin (Non-GAAP)(1)		2.73%		2.30%		2.67%		2.20%
Non-interest income as a percentage of average assets (annualized)		0.11%		0.11%		0.10%		0.12%
Non-interest expense to average assets (annualized)		1.57%		1.39%		1.52%		1.41%
Efficiency ratio		55.6%		58.3%		55.3%		61.2%

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan credit losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan credit losses to total loans		1.02%		1.00%		1.02%		1.00%
Net charge-offs to average loans (annualized)		- -%		- -%		- -%		- -%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
90 days past due and still accruing interest		- -		- -		- -		- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (2)		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		12.1%		11.6%		12.1%		11.6%
Total risk-based capital ratio		16.6%		16.3%		16.6%		16.3%
Tier 1 risk-based capital ratio		15.5%		15.3%		15.5%		15.3%
Common equity tier 1 ratio		15.5%		15.3%		15.5%		15.3%
Leverage ratio		12.7%		11.9%		12.7%		11.9%

Other Information
Number of full time equivalent employees		134		134		134		134
# Full service branch offices		8		8		8		8

(1)	Non-GAAP financial measure. Refer to “Average Balance, Interest and Rates table” for further details.
(2)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	September 30,	December 31,	September 30,	Last Nine	Year Over
	2025	2024	2024	Months	Year
Assets	(Unaudited)	*	(Unaudited)
Cash and due from banks	$8,867	$5,945	$8,164	49.2%	8.6%
Interest-bearing deposits in banks	154,778	116,524	169,063	32.8%	(8.4)%
Securities available-for-sale, at fair value	116,378	130,257	144,649	(10.7)%	(19.5)%
Securities held-to-maturity at amortized cost, fair value of $77,647, $76,270, and $79,731 at 9/30/2025, 12/31/2024, and 9/30/2024, respectively.	89,291	92,009	92,863	(3.0)%	(3.8)%
Restricted securities, at cost	7,641	7,634	7,630	- -%	0.1%
Equity securities, at fair value	2,809	2,832	2,698	(0.8)%	4.1%
Loans, net of unearned income	1,938,108	1,872,173	1,842,598	3.5%	5.2%
Allowance for loan credit losses	(19,714)	(18,715)	(18,481)	5.3%	6.7%
Net loans	1,918,394	1,853,458	1,824,117	3.5%	5.2%
Bank premises and equipment, net	1,424	1,318	1,179	8.0%	20.8%
Accrued interest receivable	5,819	5,996	5,657	(3.0)%	2.9%
Right of use assets	4,583	5,013	3,824	(8.6)%	19.8%
Other assets	14,560	13,961	14,519	4.3%	0.3%
Total assets	$2,324,544	$2,234,947	$2,274,363	4.0%	2.2%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$446,925	$433,288	$472,422	3.1%	(5.4)%
Interest-bearing demand deposits	727,295	705,097	685,385	3.1%	6.1%
Savings deposits	39,427	44,367	43,779	(11.1)%	(9.9)%
Time deposits	755,181	709,663	734,564	6.4%	2.8%
Total deposits	1,968,828	1,892,415	1,936,150	4.0%	1.7%
Federal Home Loan Bank advances	56,000	56,000	56,000	- -%	- -%
Subordinated debt, net	24,854	24,791	24,770	0.3%	0.3%
Accrued interest payable	1,869	2,394	2,304	(21.9)%	(18.9)%
Lease liabilities	4,941	5,369	4,090	(8.0)%	20.8%
Other liabilities	8,360	7,364	7,931	13.5%	5.4%
Total liabilities	2,064,852	1,988,333	2,031,245	3.8%	1.7%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,216,781 at 9/30/2025 including 51,085 unvested shares, issued and outstanding, 14,269,469 at 12/31/2024 including 54,388 unvested shares, and issued and outstanding, 14,238,677 at 9/30/2024 including 45,753 unvested shares	142	142	142	- -%	- -%
Additional paid-in capital	96,311	97,173	97,017	(0.9)%	(0.7)%
Retained earnings	170,998	159,951	155,174	6.9%	10.2%
Accumulated other comprehensive loss	(7,759)	(10,652)	(9,215)	(27.2)%	(15.8)%
Total shareholders' equity	259,692	246,614	243,118	5.3%	6.8%
Total liabilities and shareholders' equity	$2,324,544	$2,234,947	$2,274,363	4.0%	2.2%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$26,191	$24,306	7.8%	$76,218	$71,289	6.9%
Interest on investment securities, taxable	1,043	1,138	(8.3)%	3,145	3,602	(12.7)%
Interest on investment securities, tax-exempt	9	9	--%	27	27	--%
Dividends	119	97	22.7%	363	262	38.5%
Interest on deposits in other banks	1,583	2,878	(45.0)%	4,339	6,958	(37.6)%
Total interest and dividend income	28,945	28,428	1.8%	84,092	82,138	2.4%

Interest Expense
Deposits	12,424	14,102	(11.9)%	36,725	41,484	(11.5)%
Federal funds purchased	- -	- -	N/M	2	2	--%
Federal Home Loan Bank advances	572	174	228.7	1,696	174	874.7%
Federal Reserve Bank borrowings	- -	647	(100.0)%	- -	2,451	(100.0)%
Subordinated debt	349	349	--%	1,047	1,047	--%
Total interest expense	13,345	15,272	(12.6)%	39,470	45,158	(12.6)%

Net interest income	15,600	13,156	18.6%	44,622	36,980	20.7%

Provision for (recovery of) Credit Losses	356	400	(11.0)%	1,064	(667)	(259.5)%

Net interest income after provision for (recovery of) credit losses	15,244	12,756	19.5%	43,558	37,647	15.7%

Non-interest Income
Service charges on deposit accounts	87	84	3.6%	255	260	(1.9)%
Other service charges and fees	135	160	(15.6)%	429	474	(9.5)%
Insurance commissions	58	64	(9.4)%	304	357	(14.8)%
Gain on sale of government guaranteed loans	106	160	(33.8)%	203	509	(60.1)%
Non-qualified deferred compensation plan asset gains, net	158	139	13.7%	364	298	22.1%
Other income	109	10	990.0%	110	92	19.6%
Total non-interest income	653	617	5.8%	1,665	1,990	(16.3)%

Non-interest Expenses
Salaries and employee benefits	5,693	4,897	16.3%	15,971	14,583	9.5%
Occupancy expense of premises	405	444	(8.8)%	1,218	1,343	(9.3)%
Furniture and equipment expenses	329	304	8.2%	959	902	6.3%
Other expenses	2,607	2,386	9.3%	7,446	7,035	5.8%
Total non-interest expenses	9,034	8,031	12.5%	25,594	23,863	7.3%

Income before income taxes	6,863	5,342	28.5%	19,629	15,774	24.4%

Income Tax Expense	1,459	1,107	31.8%	4,312	3,430	25.7%

Net income	$5,404	$4,235	27.6%	$15,317	$12,344	24.1%

Earnings Per Share
Basic	$0.38	$0.30	26.7%	$1.07	$0.87	23.0%
Diluted	$0.38	$0.30	26.7%	$1.07	$0.87	23.0%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2025						2024
	September 30		June 30	March 31		December 31		September 30		June 30	March 31
Profitability for the Quarter:
Interest income		$28,945	$27,843		$27,305		$27,995		$28,428	$26,791		$26,919
Interest expense		13,345	12,917		13,208		13,929		15,272	14,710		15,175
Net interest income		15,600	14,926		14,097		14,066		13,156	12,081		11,744
Provision for (recovery of) credit losses		356	537		170		298		400	(292)		(776)
Non-interest income		653	507		505		281		617	555		818
Non-interest expenses		9,034	8,313		8,248		7,945		8,031	7,909		7,924
Income before income taxes		6,863	6,583		6,184		6,104		5,342	5,019		5,414
Income tax expense		1,459	1,480		1,374		1,328		1,107	1,114		1,210
Net income		$5,404	$5,103		$4,810		$4,776		$4,235	$3,905		$4,204

Financial Performance:
Return on average assets (annualized)		0.94%	0.91%		0.87%		0.85%		0.73%	0.70%		0.75%
Return on average equity (annualized)		8.31%	8.06%		7.76%		7.71%		7.00%	6.68%		7.23%
Net interest margin		2.72%	2.69%		2.58%		2.52%		2.30%	2.19%		2.11%
Tax-equivalent net interest margin (Non-GAAP)		2.73%	2.70%		2.58%		2.52%		2.30%	2.19%		2.11%
Non-interest income as a percentage of average assets (annualized)		0.11%	0.09%		0.09%		0.05%		0.11%	0.10%		0.15%
Non-interest expense to average assets (annualized)		1.57%	1.49%		1.50%		1.41%		1.39%	1.42%		1.41%
Efficiency ratio		55.6%	53.9%		56.5%		55.4%		58.3%	62.6%		63.1%

Per Share Data:
Earnings per common share - basic		$0.38	$0.36		$0.34		$0.34		$0.30	$0.27		$0.30
Earnings per common share - diluted		$0.38	$0.36		$0.34		$0.33		$0.30	$0.27		$0.30
Book value per share		$18.27	$17.83		$17.72		$17.28		$17.07	$16.54		$16.51
Dividends declared per share	$	- -	$0.30	$	- -	$	- -	$	- -	$0.25	$	- -
Weighted average common shares (basic)		14,172,953	14,221,597		14,223,046		14,196,309		14,187,691	14,173,245		14,130,986
Weighted average common shares (diluted)		14,172,953	14,223,418		14,241,114		14,224,287		14,214,586	14,200,171		14,181,254
Common shares outstanding at end of period		14,216,781	14,231,389		14,275,885		14,269,469		14,238,677	14,229,853		14,209,606

Non-interest Income:
Service charges on deposit accounts		$87	$86		$82		$89		$84	$88		$88
Other service charges and fees		135	141		153		181		160	165		149
Insurance commissions		58	33		213		59		64	40		252
Gain on sale of government guaranteed loans		106	61		36		11		160	216		133
Non-qualified deferred compensation plan asset gains (losses), net		158	182		24		(62)		139	35		124
Other income (loss)		109	4		(3)		3		10	11		72
Total non-interest income		$653	$507		$505		$281		$617	$555		$818

Non-interest Expenses:
Salaries and employee benefits		$5,693	$5,178		$5,099		$4,658		$4,897	$4,875		$4,810
Occupancy expense of premises		405	407		407		417		444	448		451
Furniture and equipment expenses		329	315		316		319		304	301		297
Other expenses		2,607	2,413		2,426		2,551		2,386	2,285		2,366
Total non-interest expenses		$9,034	$8,313		$8,248		$7,945		$8,031	$7,909		$7,924

Balance Sheets at Quarter End:
Total loans, net of unearned income		$1,938,108	$1,916,915		$1,870,472		$1,872,173		$1,842,598	$1,827,187		$1,825,931
Allowance for loan credit losses		(19,714)	(19,298)		(18,826)		(18,715)		(18,481)	(18,433)		(18,671)
Investment securities		216,119	226,495		226,163		232,732		247,840	249,582		261,341
Interest-earning assets		2,309,005	2,250,921		2,255,154		2,221,429		2,259,501	2,249,350		2,234,592
Total assets		2,324,544	2,267,953		2,272,432		2,234,947		2,274,363	2,269,757		2,251,837
Total deposits		1,968,828	1,896,893		1,922,175		1,892,415		1,936,150	1,912,840		1,900,990
Total interest-bearing liabilities		1,602,757	1,555,598		1,565,165		1,539,918		1,544,498	1,577,420		1,598,050
Total shareholders' equity		259,692	253,732		252,958		246,614		243,118	235,346		234,550

Quarterly Average Balance Sheets:
Total loans, net of unearned income		$1,912,275	$1,868,290		$1,868,303		$1,838,526		$1,818,472	$1,810,722		$1,835,966
Investment securities		221,802	229,171		231,479		243,329		249,354	255,940		270,760
Interest-earning assets		2,275,386	2,224,806		2,220,730		2,223,725		2,277,427	2,222,658		2,247,620
Total assets		2,289,352	2,238,955		2,233,761		2,238,062		2,292,385	2,239,261		2,264,544
Total deposits		1,934,456	1,883,425		1,884,969		1,893,976		1,939,601	1,883,010		1,914,173
Total interest-bearing liabilities		1,571,390	1,530,811		1,540,974		1,532,452		1,573,631	1,551,953		1,600,197
Total shareholders' equity		257,993	254,071		251,559		246,525		240,609	235,136		233,952

Financial Measures:
Average equity to average assets		11.3%	11.3%		11.3%		11.0%		10.5%	10.5%		10.3%
Investment securities to earning assets		9.4%	10.1%		10.0%		10.5%		11.0%	11.1%		11.7%
Loans to earning assets		83.9%	85.2%		82.9%		84.3%		81.5%	81.2%		81.7%
Loans to assets		83.4%	84.5%		82.3%		83.8%		81.0%	80.5%		81.1%
Loans to deposits		98.4%	101.1%		97.3%		98.9%		95.2%	95.5%		96.1%

Capital Ratios (Bank Level):
Equity / assets		12.1%	12.2%		11.9%		11.9%		11.6%	11.4%		11.3%
Total risk-based capital ratio		16.6%	16.3%		16.5%		16.2%		16.3%	16.4%		16.1%
Tier 1 risk-based capital ratio		15.5%	15.3%		15.4%		15.2%		15.3%	15.4%		15.1%
Common equity tier 1 ratio		15.5%	15.3%		15.4%		15.2%		15.3%	15.4%		15.1%
Leverage ratio		12.7%	12.8%		12.6%		12.4%		11.9%	12.2%		11.8%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2025								2024
	September 30			June 30		March 31			December 31			September 30			June 30			March 31
Loans		$ Amount	% of Total	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total
Commercial business loans		$46,486	2.4%	$43,158	2.3%		$46,479	2.5%		$47,612	2.5%		$39,741	2.2%		$41,806	2.3%		$42,779	2.3%
Commercial PPP loans		124	0.0%	124	0.0%		124	0.0%		124	0.0%		126	0.0%		127	0.0%		129	0.0%
Commercial owner-occupied real estate loans		327,269	16.9%	320,061	16.7%		318,087	17.1%		329,222	17.6%		343,906	18.7%		349,644	19.2%		356,335	19.6%
Total business loans		373,879	19.3%	363,343	19.0%		364,690	19.6%		376,958	20.2%		383,773	20.9%		391,577	21.5%		399,243	21.9%

Investor real estate loans		770,405	39.9%	777,591	40.7%		759,002	40.7%		757,173	40.5%		726,771	39.5%		722,419	39.6%		692,418	38.0%
Construction & development loans		193,444	10.0%	186,409	9.7%		173,270	9.3%		164,988	8.8%		161,466	8.8%		138,744	7.6%		151,476	8.3%
Multi-family loans		93,477	4.8%	94,415	4.9%		95,556	5.1%		94,695	5.1%		91,426	5.0%		91,925	5.1%		94,719	5.2%
Total commercial real estate loans		1,057,326	54.7%	1,058,415	55.3%		1,027,828	55.1%		1,016,856	54.4%		979,663	53.3%		953,088	52.3%		938,613	51.5%

Residential mortgage loans		501,104	25.9%	489,522	25.6%		472,747	25.3%		472,932	25.3%		473,787	25.8%		476,764	26.2%		482,254	26.5%
Consumer loans		1,029	0.1%	998	0.1%		809	0.0%		906	0.0%		877	0.0%		876	0.0%		772	0.1%
Total loans		$1,933,338	100.0%	$1,912,278	100.0%		$1,866,074	100.0%		$1,867,652	100.0%		$1,838,100	100.0%		$1,822,305	100.0%		$1,820,882	100.0%
Less: Allowance for loan credit losses		(19,714)		(19,298)			(18,826)			(18,715)			(18,481)			(18,433)			(18,671)
Net deferred loan costs		4,770		4,637			4,398			4,521			4,498			4,882			5,049
Net loans		$1,918,394		$1,897,617			$1,851,646			$1,853,458			$1,824,117			$1,808,754			$1,807,260

	2025								2024
	September 30			June 30		March 31			December 31			September 30			June 30			March 31
Deposits		$ Amount	% of Total	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total
Non-interest bearing demand deposits		$446,925	22.7%	$438,628	23.1%		$437,822	22.8%		$433,288	22.9%		$472,422	24.4%		$437,169	22.8%		$404,669	21.3%
Interest-bearing demand deposits:
NOW accounts(1)		366,655	18.6%	344,931	18.2%		355,752	18.5%		355,840	18.8%		324,660	16.8%		321,702	16.8%		318,445	16.8%
Money market accounts(1)		360,640	18.3%	336,299	17.7%		349,634	18.2%		349,257	18.5%		360,725	18.6%		346,249	18.1%		326,135	17.1%
Savings accounts		39,427	2.0%	42,966	2.3%		42,583	2.2%		44,367	2.3%		43,779	2.3%		45,884	2.4%		50,664	2.7%
Certificates of deposit
$250,000 or more		337,800	17.2%	324,343	17.1%		322,630	16.8%		315,549	16.7%		334,591	17.3%		339,908	17.8%		355,766	18.7%
Less than $250,000		85,719	4.4%	80,500	4.2%		79,305	4.1%		83,060	4.4%		86,932	4.5%		91,258	4.8%		99,694	5.2%
QwickRate® certificates of deposit		249	0.0%	249	0.1%		249	0.0%		249	0.0%		4,119	0.2%		4,119	0.2%		5,117	0.3%
IntraFi® certificates of deposit		29,451	1.5%	27,015	1.4%		36,522	1.9%		34,288	1.8%		32,801	1.7%		32,922	1.7%		34,443	1.8%
Brokered deposits		301,962	15.3%	301,962	15.9%		297,678	15.5%		276,517	14.6%		276,121	14.2%		293,629	15.4%		306,057	16.1%
Total deposits		$1,968,828	100.0%	$1,896,893	100.0%		$1,922,175	100.0%		$1,892,415	100.0%		$1,936,150	100.0%		$1,912,840	100.0%		$1,900,990	100.0%

Borrowings
Federal funds purchased	$	- -	0.0%	$16,500	17.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%
Federal Home Loan Bank advances		56,000	69.3%	56,000	57.5%		56,000	69.3%		56,000	69.3%		56,000	69.3%		- -	0.0%		- -	0.0%
Federal Reserve Bank borrowings		- -	0.0%	- -	0.0%		- -	0.0%		- -	0.0%		- -	0.0%		77,000	75.7%		77,000	75.7%
Subordinated debt, net		24,854	30.7%	24,833	25.5%		24,812	30.7%		24,791	30.7%		24,770	30.7%		24,749	24.3%		24,729	24.3%
Total borrowings		$80,854	100.0%	$97,333	100.0%		$80,812	100.0%		$80,791	100.0%		$80,770	100.0%		$101,749	100.0%		$101,729	100.0%

Total deposits and borrowings		$2,049,682		$1,994,226			$2,002,987			$1,973,206			$2,016,920			$2,014,589			$2,002,719

Core customer funding sources (2)		$1,666,617	82.3%	$1,594,682	81.0%		$1,624,248	82.1%		$1,615,649	82.9%		$1,655,910	83.1%		$1,615,092	81.2%		$1,589,816	80.4%
Wholesale funding sources (3)		358,211	17.7%	374,711	19.0%		353,927	17.9%		332,766	17.1%		336,240	16.9%		374,748	18.8%		388,174	19.6%
Total funding sources		$2,024,828	100.0%	$1,969,393	100.0%		$1,978,175	100.0%		$1,948,415	100.0%		$1,992,150	100.0%		$1,989,840	100.0%		$1,977,990	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand® IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$226,070	$3,508	2.07%	$257,272	$3,864	2.01%
Tax-exempt(1)	1,379	34	3.30%	1,379	34	3.29%
Total securities	$227,449	$3,542	2.08%	$258,651	$3,898	2.01%
Loans, net of unearned income(2):
Taxable	1,866,217	75,818	5.43%	1,802,807	70,858	5.25%
Tax-exempt(1)	16,900	507	4.01%	18,901	546	3.86%
Total loans, net of unearned income	$1,883,117	$76,325	5.42%	$1,821,708	$71,404	5.24%
Interest-bearing deposits in other banks	$129,942	$4,339	4.46%	$168,979	$6,958	5.50%
Total interest-earning assets	$2,240,508	$84,206	5.03%	$2,249,338	$82,260	4.88%
Total non-interest earning assets	13,718			16,133
Total assets	$2,254,226			$2,265,471
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$347,468	$6,018	2.32%	$312,255	$6,533	2.79%
Money market accounts	346,041	7,018	2.71%	340,362	8,190	3.21%
Savings accounts	42,853	331	1.03%	50,060	529	1.41%
Time deposits	730,532	23,358	4.27%	773,537	26,232	4.53%
Total interest-bearing deposits	$1,466,894	$36,725	3.35%	$1,476,214	$41,484	3.75%
Federal funds purchased	61	2	4.38%	37	2	7.22%
Subordinated debt	24,820	1,047	5.64%	24,737	1,047	5.65%
Federal Reserve Bank borrowings	—	—	N/M	68,543	2,451	4.78%
Federal Home Loan Bank advances	56,000	1,696	4.05%	5,723	174	4.06%
Total interest-bearing liabilities	$1,547,775	$39,470	3.41%	$1,575,254	$45,158	3.83%
Demand deposits	434,238			436,147
Other liabilities	17,729			17,489
Total liabilities	$1,999,742			$2,028,890
Shareholders’ equity	$254,484			$236,581
Total liabilities and shareholders’ equity	$2,254,226			$2,265,471

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$44,736	1.62%		$37,102	1.06%
Less: tax-equivalent adjustment		114			122
Net interest income and spread (GAAP)		$44,622	1.61%		$36,980	1.05%

Interest income/earning assets			5.02%			4.88%
Interest expense/earning assets			2.36%			2.68%
Net interest margin			2.66%			2.20%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			5.03%			4.88%
Interest expense/earning assets			2.36%			2.68%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.67%			2.20%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $114 thousand and $122 thousand for the nine months ended September 30, 2025 and September 30, 2024, respectively.
(2)	The Company did not have any loans on non-accrual as of September 30, 2025 and September 30, 2024.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$220,424	$1,162	2.09%	$247,975	$1,235	1.98%
Tax-exempt(1)	1,378	11	3.17%	1,379	11	3.17%
Total securities	$221,802	$1,173	2.10%	$249,354	$1,246	1.99%
Loans, net of unearned income(2):
Taxable	1,894,756	26,047	5.45%	1,801,422	24,173	5.34%
Tax-exempt(1)	17,519	182	4.12%	17,050	168	3.92%
Total loans, net of unearned income	$1,912,275	$26,229	5.44%	$1,818,472	$24,341	5.33%
Interest-bearing deposits in other banks	$141,309	$1,583	4.44%	$209,601	$2,878	5.46%
Total interest-earning assets	$2,275,386	$28,985	5.06%	$2,277,427	$28,465	4.97%
Total non-interest earning assets	13,966			14,958
Total assets	$2,289,352			$2,292,385
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$354,918	2,057	2.30%	$319,463	2,321	2.89%
Money market accounts	350,431	2,418	2.74%	374,141	3,068	3.26%
Savings accounts	43,401	120	1.10%	45,980	168	1.45%
Time deposits	741,797	7,829	4.19%	738,680	8,545	4.60%
Total interest-bearing deposits	$1,490,547	$12,424	3.31%	$1,478,264	$14,102	3.80%
Federal funds purchased	1	—	—%	—	—	N/M
Subordinated debt	24,841	349	5.57%	24,758	349	5.61%
Federal Reserve Bank borrowings	—	—	N/M	53,565	647	4.81%
Federal Home Loan Bank advances	56,001	572	4.05%	17,044	174	4.06%
Total interest-bearing liabilities	$1,571,390	$13,345	3.37%	$1,573,631	$15,272	3.86%
Demand deposits	443,909			461,337
Other liabilities	16,060			16,808
Total liabilities	$2,031,359			$2,051,776
Shareholders’ equity	$257,993			$240,609
Total liabilities and shareholders’ equity	$2,289,352			$2,292,385

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$15,640	1.69%		$13,193	1.11%
Less: tax-equivalent adjustment		40			37
Net interest income and spread (GAAP)		$15,600	1.68%		$13,156	1.11%

Interest income/earning assets			5.05%			4.97%
Interest expense/earning assets			2.33%			2.67%
Net interest margin			2.72%			2.30%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			5.06%			4.97%
Interest expense/earning assets			2.33%			2.67%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.73%			2.30%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $40 thousand and $37 thousand for the three months ended September 30, 2025 and September 30, 2024, respectively.
(2)	The Company did not have any loans on non-accrual as of September 30, 2025 and September 30, 2024.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	As of
	September 30, 2025	December 31, 2024	September 30, 2024
Regulatory Ratios (Bank)
Total risk-based capital (GAAP)	$310,363	$295,119	$291,881
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	7,818	10,732	9,304
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	9,199	12,353	10,285
Adjusted total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$293,346	$272,034	$272,292

Tier 1 capital (GAAP)	$290,073	$276,468	$273,529
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	7,818	10,732	9,304
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	9,199	12,353	10,285
Adjusted tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$273,056	$253,383	$253,940

Risk weighted assets (GAAP)	$1,873,668	$1,819,888	$1,787,663
Less: Risk weighted available-for-sale securities	18,574	19,623	21,440
Less: Risk weighted held-to-maturity securities	15,986	16,462	16,618
Adjusted risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$1,839,108	$1,783,803	$1,749,605

Total average assets for leverage ratio (GAAP)	$2,286,186	$2,235,952	$2,290,205
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	7,818	10,732	9,304
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	9,199	12,353	10,285
Adjusted total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$2,269,169	$2,212,867	$2,270,616

Total risk-based capital ratio (2)
Total risk-based capital ratio (GAAP)	16.6%	16.2%	16.3%
Adjusted total risk-based capital ratio (Non-GAAP) (3)	16.0%	15.3%	15.6%

Tier 1 capital ratio (4)
Tier 1 risk-based capital ratio (GAAP)	15.5%	15.2%	15.3%
Adjusted tier 1 risk-based capital ratio (Non-GAAP) (5)	14.9%	14.2%	14.5%

Common equity tier 1 ratio (6)
Common equity tier 1 ratio (GAAP)	15.5%	15.2%	15.3%
Adjusted common equity tier 1 ratio (Non-GAAP) (7)	14.9%	14.2%	14.5%

Leverage ratio (8)
Leverage ratio (GAAP)	12.7%	12.4%	11.9%
Adjusted leverage ratio (Non-GAAP) (9)	12.0%	11.5%	11.2%

(1)	Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2)	The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3)	The adjusted total risk-based capital ratio is calculated by dividing adjusted total risk-based capital by adjusted risk weighted assets.
(4)	The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5)	The adjusted tier 1 capital ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(6)	The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(7)	The adjusted common equity tier 1 ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(8)	The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.
(9)	The adjusted leverage ratio is calculated by dividing adjusted tier 1 capital by adjusted total average assets for leverage ratio.